Exhibit 99.1
Fluence Energy, Inc. Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

Delivered Highest Revenue in Company History & Positive Gross Margin

Introduces Management's Strategic Objectives

Initiates Fiscal 2023 Financial Guidance
ARLINGTON, Va., December 12, 2022 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months and fiscal year ended September 30, 2022.
Highlights for fourth quarter and fiscal year ended September 30, 2022
•Record revenue of $1.2 billion and $442 million for the full year and fourth quarter, respectively, representing an increase of approximately 76% from the prior full year and an increase of approximately 85% from the third quarter.
•GAAP gross margin improved to approximately (5%) for the year and 2% for the fourth quarter compared to (10%) for fiscal 2021 and (2%) in the third quarter.
•Adjusted gross margin1 of approximately (0.2%) for the year and 3% for the fourth quarter compared to 2.2% for fiscal 2021 and 1% for the third quarter.
•Strong quarterly order intake of $560 million driven by contract for the world's largest storage-as-transmission project in Germany with TransnetBW.
•Total Backlog2 of $2.2 billion as of September 30, 2022, an increase from total Backlog as of June 30, 2022 of $2.1 billion.
Commenting on the financial results and developments of the quarter, Julian Nebreda, the Company’s President and Chief Executive Officer, said, “We delivered a strong quarter highlighted by a record level of quarterly revenue and, more importantly, achieving positive gross profit. Demand for our offerings remains robust and is expected to be amplified by the incentives under the Inflation Reduction Act of 2022 (the "IRA") in the United States, which supports the adoption of energy storage products. In addition, the current energy crisis in Europe further demonstrates the need for energy security and independence, which provides additional opportunities for energy storage. We believe that we have positioned the Company to capitalize on these opportunities and cement Fluence as an industry leader over the coming years."
Strategic Objectives
Mr. Nebreda continued, "Our management team is keenly focused on providing increased value to our shareholders. We will achieve this through five objectives, which are detailed below. Additionally, I am pleased to say that we are making substantial progress on each of these items as evident through the examples provided.”
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.
2 For our energy storage products contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.

1.Deliver Profitable Growth: To maximize shareholder value, we will emphasize both profitability and growth. We plan to focus on market segments that provide continuous growth and where our complex and custom solutions allows us to maximize profitability.
◦During September 2022, we signed a $225+ million contract for the world’s largest energy-storage-as-transmission project, located in Germany with a planned completion in 2025.
2.Develop products and solutions that our customers need: Understanding our customers’ challenges is the driving force behind our continuous technological advancement. We will provide customers with the most sought-after solutions rooted in our industry leading experience.
◦During November 2022, we executed a $500+ million contract with Orsted requiring highly complex solutions that will be completed during fiscal years 2023 and 2024, thus increasing our backlog with non-related parties.
3.Convert our supply chain into a competitive advantage: We will establish a best-in-class supply chain centered around diversifying our suppliers, optimizing our inventory, capturing incentives from the IRA, and improving our delivery times that will ultimately provide value to customers.
◦In September 2022 we opened a contract manufacturing facility in Utah, our second facility globally, to better serve regional delivery and address ongoing supply chain constraints; this facility is well positioned to capture incentives from the IRA with our forthcoming battery module manufacturing
4.Use Fluence Digital as a competitive differentiator and margin driver. Harnessing the power of artificial intelligence and machine learning, we can uniquely provide our customers with the ability to both maximize their revenue and lower their overall cost of ownership. This enables our investors to have visibility to a growing and profitable recurring revenue stream for Fluence.
◦TIME Magazine recognized Fluence Mosaic as one of the 2022 Best Inventions making the world better and smarter.
5.Work better. Being disciplined with our capital spending, optimizing our resources efficiently, and adapting swiftly to changes, we can control our costs and maximize our financial performance for our shareholders.
◦We continued to enhance our India Technology Centre, laying the foundation for increased utilization in 2023 through offshoring positions from high-cost locations to the India Technology Centre.
◦Created the role of SVP, Chief Business Operations and Transformation Officer to focus on short-term transformation efforts and long term operational excellence across the organization. We recently hired Roman Loosen who previously served as Head of Siemens Smart Infrastructure Global Competitiveness Program to assume this role.

Financial Update and Fiscal Year 2023 Outlook
"During the fourth quarter we showcased our ability to improve our margins into positive territory and ended the quarter with total cash3 in excess of $500 million," said Manavendra Sial, the Company's Chief Financial Officer. "We will continue to focus on improving near-term margins while positioning Fluence for sustained returns by growing our recurring revenue through our digital and services businesses. As we turn the page to 2023, we are confident the impact of the headwinds experienced during 2022 is largely behind us as a result of the improvements made to our supply strategy and overall project execution."
The Company is initiating fiscal year 2023 total revenue guidance of approximately $1.4 billion to $1.7 billion. Additionally, the Company is initiating fiscal year 2023 Adjusted Gross Profit4 guidance of approximately $60 million to $100 million.
The foregoing 2023 Fiscal Year outlook statement represents management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note
3 Total cash includes Cash and cash equivalents + Restricted Cash + Short term investments
4 Adjustments include stock compensation as well as reorganization expenses.

Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
The Company is not able to provide a quantitative reconciliation of Adjusted Gross Profit to GAAP Gross Profit on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted Gross Profit, including stock compensation and reorganization expenses, that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.
Share Count
The shares of the Company’s common stock as of September 30, 2022 are presented below:

in millions	Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58.587
Class A common stock held by Siemens AG and affiliates	58.587
Class A common stock held by Qatar Holding LLC	18.493
Class A common stock held by public	37.793
Total Class A and Class B-1 common stock outstanding	173.460
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Tuesday, December 13, 2022, to discuss the results. To participate, analysts are required to register by clicking Fluence Energy Inc. Q4 Earnings Call Registration Link . Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Inc. Q4 Listen Only - Webcast , or on http://Fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Tuesday, December 13, 2022. The replay will be available on the company’s website at https://Fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Loss, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
About Fluence

Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and cloud-based software for renewables and storage. With a presence in over 40 markets globally, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled SaaS products for managing and optimizing renewables and storage from any provider. The Company is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.

For more information, visit our website, or follow us on LinkedIn or Twitter. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.

Cautionary Note Regarding Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Financial Update and Fiscal Year 2023 Outlook,” and other statements regarding the Company's future financial and operational performance, the implementation and anticipated benefits of the Company's enumerated strategic objectives, anticipated demand for the Company's energy storage products and digital services, relationships with new and existing customers, the mitigation of the impacts of COVID-19 related shipping delays, and the impact of the Inflation Reduction Act or any other proposed legislation, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to successfully execute our strategic objectives, including achieving profitable growth and realizing the expected benefits of our contract manufacturing facility in Utah and India technology centre, our ability to develop new product offerings and services, changes in market or industry conditions, regulatory environment, competitive conditions, the potential adverse effects of the ongoing global COVID-19 pandemic, including capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, the continuance of headwinds, failure to realize potential benefits of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, to be filed with the Securities and Exchange Commission (“SEC”), and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Lexington May, Vice President of Investor Relations
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share/unit and per share/unit amounts)
(UNAUDITED)

	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$357,296	$36,829
Restricted cash	62,425	1,240
Short-term investments	110,355	—
Trade receivables	86,770	57,419
Unbilled receivables	138,525	101,975
Receivables from related parties	112,027	33,362
Advances to suppliers	54,765	9,741
Inventory, net	652,735	389,787
Other current assets	26,635	31,162
Total current assets	1,601,533	661,515
Non-current assets:
Property and equipment, net	13,755	8,206
Operating lease right of use assets	2,403	—
Intangible assets, net	51,696	36,057
Goodwill	24,851	9,176
Deferred income tax asset, net	3,028	1,184
Advances to suppliers	8,750	—
Debt issuance cost	2,818	222
Other non-current assets	36,820	1,315
Total non-current assets	144,121	56,160
Total assets	$1,745,654	$717,675
Liabilities, mezzanine equity, and stockholders’/members’ equity (deficit)
Current liabilities:
Accounts payable	$304,898	$158,366
Deferred revenue	273,073	71,365
Borrowing from line of credit	—	50,000
Borrowing from related parties	—	50,000
Personnel related liabilities	21,286	12,861
Accruals and provisions	183,814	186,143
Payables and deferred revenue with related parties	306,348	227,925
Taxes payable	11,114	12,892
Current portion of operating lease liabilities	1,732	—
Other current liabilities	7,198	1,941
Total current liabilities	1,109,463	771,493
Non-current liabilities:
Operating lease liabilities, net of current portion	1,011	—
Deferred income tax liability	4,876	—
Other non-current liabilities	1,096	2,381
Total non-current liabilities	6,983	2,381
Total liabilities	1,116,446	773,874
Commitments and Contingencies (Note 14)
Mezzanine equity (0 and 18,493,275 Class B units issued and outstanding as of September 30, 2022 and 2021, respectively)	—	117,235
Total mezzanine equity	—	117,235
Stockholders’ Equity/Members’ equity (deficit):
Members’ capital contributions (0 and 117,173,390 Class A units issued and outstanding as of September 30, 2022 and 2021, respectively)	—	106,152

Preferred stock, $0.00001 per share, 10,000,000 share authorized; no shares issued and outstanding as of September 30, 2022 and 2021	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 115,424,025 shares issued and 114,873,121 shares outstanding as of September 30, 2022; no shares issued and outstanding as of September 30, 2021	1	—
Class B-1 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 shares issued and outstanding as of September 30, 2022; no shares issued and outstanding as of September 30, 2021	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and 2021	—	—
Treasury stock, at cost	(5,013)	—
Additional paid-in capital	542,602	—
Accumulated other comprehensive (loss) income	2,784	(285)
Accumulated deficit	(104,544)	(279,301)
Total stockholders’ equity attributable to Fluence Energy, Inc./members’ equity (deficit)	435,830	(173,434)
Non-controlling interest	$193,378	$—
Total stockholders’ equity and members’ deficit	$629,208	$(173,434)
Total liabilities, stockholders’ equity, mezzanine equity, and members’ equity (deficit)	$1,745,654	$717,675

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(U.S. Dollars in Thousands, except share and per share amounts)
(UNAUDITED)

	Fiscal Year Ended September 30,
	2022	2021	2020
Revenue	$552,271	$594,055	$401,676
Revenue from related parties	646,332	86,711	159,647
Total Revenue	1,198,603	680,766	561,323
Cost of goods and services	1,260,957	749,910	553,400
Gross (loss) profit	(62,354)	(69,144)	7,923
Operating expenses:
Research and development	60,142	23,427	11,535
Sales and marketing	37,207	22,624	16,239
General and administrative	116,710	38,162	17,940
Depreciation and amortization	7,108	5,112	3,018
Interest expense	2,018	1,435	128
Other (expenses) income, net	(2,281)	(270)	648
Loss before income taxes	(287,820)	(160,174)	(40,289)
Income tax expense	1,357	1,829	6,421
Net loss	$(289,177)	$(162,003)	$(46,710)
Net Loss attributable to non-controlling interest	(184,692)	(162,003)	(46,710)
Net loss attributable to Fluence Energy, Inc.	$(104,485)	N/A	N/A

Weighted average number of Class A common shares outstanding
Basic and diluted	69,714,054	N/A	N/A
Loss per share of Class A common stock
Basic and diluted	(1.50)	N/A	N/A

Foreign currency translation (loss) gain, net of income tax benefit (expense) of $0.1 million in 2022, and $0 in 2021 and 2020	5,091	(614)	1,270
Actuarial gain (loss) on pension liabilities, net of income tax (expense) benefit of $0 in each period	251	128	210
Total other comprehensive (loss) income	5,342	(486)	1,480
Total comprehensive loss	$(283,835)	$(162,489)	$(45,230)
Comprehensive loss attributable to non-controlling interest	$(182,345)	$(162,489)	$(45,230)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(101,490)	N/A	N/A

	Three Months Ended September 30
	2022	2021	2020
Revenue	$293,420	$163,658	$224,551
Revenue from related parties	148,562	24,547	14,913
Total Revenue	441,982	188,205	239,464
Cost of goods and services	431,242	247,266	227,456
Gross (loss) profit	10,740	(59,061)	12,008
Operating expenses:
Research and development	17,915	6,176	2,989
Sales and marketing	9,559	5,742	3,977
General and administrative	32,938	15,003	5,249
Depreciation and amortization	2,216	1,618	769
Interest expense	81	536	85
Other (expenses) income, net	(2,366)	(108)	698
Loss before income taxes	(54,335)	(88,244)	(363)
Income tax expense (benefit)	1,850	(1,045)	743
Net loss	$(56,185)	$(87,199)	$(1,106)
Net Loss attributable to non-controlling interest	(19,036)	(87,199)	(1,106)
Net loss attributable to Fluence Energy, Inc.	$(37,149)	N/A	N/A

Weighted average number of Class A common shares outstanding
Basic and diluted	114,452,470	N/A	N/A
Loss per share of Class A common stock
Basic and diluted	(0.32)	N/A	N/A

Foreign currency translation (loss) gain, net of income tax benefit (expense) of $0.1 million in 2022, and $0 in 2021 and 2020	3,181	96	280
Actuarial gain (loss) on pension liabilities, net of income tax (expense) benefit of $0 in each period	251	128	210
Total other comprehensive (loss) income	3,432	224	490
Total comprehensive loss	$(52,753)	$(86,975)	$(616)
Comprehensive loss attributable to non-controlling interest	$(17,875)	$(86,975)	$(616)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(34,878)	N/A	N/A

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. Dollars in Thousands)
(UNAUDITED)

	Fiscal Year Ended September 30,
	2022	2021	2020
Operating activities
Net loss	$(289,177)	$(162,003)	$(46,710)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,108	5,112	3,018
Amortization of debt issuance costs	778	—	—
Inventory provision	2,529	14,197	—
Stock-based compensation expense	44,131	—
Deferred income taxes	516	(1,346)	1,900
Provision (benefit) on loss contracts	30,032	27,161	(2,946)
Changes in operating assets and liabilities:
Trade receivables	(29,161)	(25,322)	(25,149)
Unbilled receivables	(36,550)	(1,938)	(90,333)
Receivables from related parties	(78,666)	15,901	(45,781)
Advances to suppliers	(45,024)	(6,865)	1,160
Inventory	(265,477)	(366,674)	(26,626)
Other current assets	1,364	(21,614)	(4,420)
Other non-current assets	(35,208)	(1,184)	2,468
Accounts payable	152,467	73,914	63,086
Payables and deferred revenue with related parties	78,422	205,461	(41,147)
Deferred revenue	201,028	(52,476)	70,861
Current accruals and provisions	(32,361)	21,286	122,840
Taxes payable	(1,779)	6,955	762
Other current liabilities	6,362	4,632	4,069
Other non-current liabilities	(3,719)	(466)	(1,068)
Insurance proceeds received	10,000	—	—
Net cash (used in) provided by operating activities	(282,385)	(265,269)	(14,016)
Investing activities
Purchase of equity securities	(1,124)	—	—
Purchase of short-term investments	(110,144)	—	20,000
Payments for acquisition of businesses, net of cash acquired	(29,215)	(18,000)	—
Purchase of property and equipment	(7,934)	(4,292)	(1,780)
Net cash (used in) provided by investing activities	(148,417)	(22,292)	18,220
Financing activities
Capital contribution from founders	—	6,280	2,500
Proceeds from issuance of Class B membership units	—	125,000	—
Borrowing from promissory notes – related parties	—	125,000	—
Repayment of promissory notes – related parties	(50,000)	(75,000)	—
Borrowing from line of credit	—	100,000	14,500
Repayment of line of credit	(50,000)	(50,000)	(14,500)
Payment of equity issuance costs	—	(3,343)	—
Repurchase of Class A common stock placed into treasury	(5,013)	—	—
Proceeds from exercise of stock options	3,103	—	—
Payment of transaction costs related to issuance of Class B membership units	(6,320)	—	—
Payments of debt issuance costs	(3,375)	—	—

Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	947,990	—	—
Payment of IPO costs	(12,229)	—	—
Payments of deferred equity issuance cost	(7,103)	—	—
Other	—	3,189	—
Net cash provided by financing activities	817,053	231,126	2,500
Effect of exchange rate changes on cash and cash equivalents	5,401	(547)	1,327
Net (decrease) increase in cash and cash equivalents	391,652	(56,982)	8,031
Cash, cash equivalents, and restricted cash as of the beginning of the period	38,069	95,051	87,020
Cash, cash equivalents, and restricted cash as of the end of the period	429,721	$38,069	$95,051
Supplemental disclosure of cash flow information
Interest paid	1,127	1,229	—
Cash paid for income taxes	2,068	6,416	2,197

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics and order intake for the fiscal years ended September 30, 2022 and 2021. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). The tables below reflect adjustments made to 2021 Deployed and Pipeline reported for Energy Storage Products and Service Contracts as a result of enhanced internal control procedures implemented by management. Previously we reported Energy Storage Products deployed of 1.0 GW, Energy Storage Products pipeline of 14.2 GW, Service Contracts pipeline of 10.9 GW, and Service Contracts contracted of 2.0 GW. Further, prior period metrics were previously presented in Megawatts (MW).

	September 30,		Change	Change %
	2022	2021
Energy Storage Products
Deployed (GW)	1.8	0.9	0.9	100.0%
Deployed (GWh)	5.0	2.2	2.8	127.3%
Contracted Backlog (GW)	3.7	2.7	1.0	37.0%
Pipeline (GW)	9.3	8.0	1.3	16.3%
Pipeline (GWh)	22.6	20.1	2.5	12.4%
Contracted - year to date (GW)	1.9	1.3	0.6	46.2%

(amounts in GW)	September 30,		Change	Change %
	2022	2021
Service Contracts
Asset under Management	2.0	0.8	1.2	150.0%
Contracted Backlog	2.0	1.9	0.1	5.3%
Pipeline	8.8	6.2	2.6	41.9%
Contracted - year to date	1.3	1.7	(0.4)	(23.5%)

(amounts in GW)	September 30,		Change	Change %
	2022	2021
Digital Contracts
Asset under Management	13.7	3.1	10.6	341.9%
Contracted Backlog	3.6	1.6	2.0	125.0%
Pipeline	19.6	3.3	16.3	493.9%
Contracted - year to date	4.9	2.7	2.2	81.5%

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Twelve Months Ended September 30,		Change	Change %
	2022	2021			2022	2021
Net loss	$(56,185)	$(87,199)	$31,014	35.6%	$(289,177)	$(162,003)	$(127,174)	(78.5)%
Add (deduct):
Interest expense (income), net	(1,175)	528	(1,703)	(322.5)%	(326)	1,429	(1,755)	(122.8)%
Income tax expense	1,850	(1,045)	2,895	(277.0)%	1,357	1,829	(472)	(25.8)%
Depreciation and amortization	2,216	1,618	598	37.0%	7,108	5,112	1,996	39.0%
Stock-based compensation(a)	9,129	—	9,129	100.0%	44,131	—	44,131	100.0%
Other expenses(b)	4,348	70,809	(66,461)	(93.9)%	52,674	88,959	(36,285)	(40.8)%
Adjusted EBITDA	$(39,817)	$(15,289)	$(24,528)	(160.4)%	$(184,233)	$(64,674)	$(119,559)	(184.9)%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended September 30, 2022 included $2.7 million loss related to the Cargo Loss Incident and $1.6 million in Executive severance costs. Amount for the three months ended September 30, 2021 included $16.7 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $2.6 million related to the 2021 cargo loss incident, and $3.3 million non-recurring IPO-related expenses which did not qualify for capitalization.

Amount for fiscal year 2022 included $39.1 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, a $11.9 million loss related to the Cargo Loss Incident, $0.1 million IPO-related expenses which did not qualify for capitalization, and $1.6 million in Executive severance costs. On a go forward basis we do not expect to adjust EBITDA for the impact of COVID-19 pandemic as management does not expect the impact to be meaningful to the Company. Amount for fiscal year 2021 included $23.6 million related to excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $12.4 million related to the 2021 Cargo Loss Incident, and $4.8 million IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Twelve Months Ended September 30,		Change	Change %
	2022	2021			2022	2021
Total revenue	$441,982	$188,205	$253,777	134.8%	$1,198,603	$680,766	$517,837	76.1%
Cost of goods and services	431,242	247,266	183,976	74.4	1,260,957	749,910	511,047	68.1
Gross (loss) profit	10,740	(59,061)	69,801	(118.2)	(62,354)	(69,144)	6,790	(9.8)
Add (deduct):
Stock-based compensation(a)	1,642	—	1,642	100.0	8,523	—	8,523	100.0
Other expenses(b)	2,715	67,516	(64,801)	(96.0)	50,957	84,153	(33,196)	(39.4)
Adjusted Gross Profit (Loss)	$15,097	$8,455	$6,642	78.6%	$(2,874)	$15,009	$(17,883)	(119.2)%
Adjusted Gross Profit Margin %	3.4%	4.5%			(0.2)%	2.2%
(a) Amount included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended September 30, 2022 included a $2.7 million loss related to the Cargo Loss Incident. Amount for the three months ended September 30, 2021 included $16.7 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, and $2.6 million related to the 2021 cargo loss incident.

Amount for fiscal year 2022 included $39.1 million of costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs and a $11.9 million loss related to the Cargo Loss Incident. On a go forward basis we do not expect to adjust gross profit margin for the impact of COVID-19 pandemic as management does not expect the impact to be meaningful to the Company. Amount in 2021 included $23.6 million related to shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, and $12.4 million related to the Cargo Loss Incident.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Twelve Months Ended September 30,		Change	Change %
	2022	2021			2022	2021
Net loss	$(56,185)	$(87,199)	$31,014	35.6%	$(289,177)	$(162,003)	$(127,174)	(78.5)%
Add (deduct):
Amortization of intangible assets	1,380	915	465	50.8	4,552	3,552	1,000	28.2
Stock-based compensation(a)	9,129	—	9,129	100.0	44,131	—	44,131	100.0
Other expenses(b)	4,348	70,809	(66,461)	(93.9)	52,674	88,959	(36,285)	(40.8)
Adjusted Net Loss	$(41,328)	$(15,475)	$(25,853)	(167.1)%	$(187,820)	$(69,492)	$(118,328)	(170.3)%
(a) Amount included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended September 30, 2022 included $2.7 million loss related to the Cargo Loss Incident and $1.6 million in Executive severance costs. Amount for the three months ended September 30, 2021 included $16.7 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $2.6 million related to the 2021 cargo loss incident, and $3.3 million non-recurring IPO-related expenses which did not qualify for capitalization.

Amount for fiscal year 2022 included $39.1 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, a $11.9 million loss related to the Cargo Loss Incident, $0.1 million IPO-related expenses which did not qualify for capitalization, and $1.6 million in Executive severance costs. On a go forward basis we do not expect to adjust net loss or income for the impact of COVID-19 pandemic as management does not expect the impact to be meaningful to the Company. Amount in 2021 included $23.6 million related to excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $12.4 million related to the 2021 cargo loss incident, and $4.8 million IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Twelve Months Ended September 30,		Change	Change %
	2022	2021
Net cash used in operating activities	$(282,385)	$(265,269)	$(17,116)	(6.5)%
Less: Purchase of property and equipment	(7,934)	(4,292)	(3,642)	84.9
Free Cash Flows	$(290,319)	$(269,561)	$(20,758)	(7.7)%